UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Marvell Technology Group Ltd. today posted a document related to the ongoing litigation with Carnegie Mellon University (“CMU”) and entitled “Frequently Asked Questions Concerning the September 23, 2013 Opinion in the CMU Litigation” (the “FAQs”) at www.marvell.com. The full text of the FAQs, which is attached to this Current Report as Exhibit 99.1 is incorporated herein by reference. Due to the ongoing nature of the CMU litigation, Marvell may update the FAQs from time to time on Marvell’s website.

The information in this Current Report, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Frequently Asked Questions Concerning the September 23, 2013 Opinion in the CMU Litigation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2013

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Brad D. Feller
Brad D. Feller
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Frequently Asked Questions Concerning the September 23, 2013 Opinion in the CMU Litigation